CHRISTINE HAYER REPASY
SENIOR VICE PRESIDENT AND                                             [LOGO]
GENERAL COUNSEL                                              [HARTFORD LIFE]
DIRECT DIAL: (860) 843-3560
FAX: (860) 843-8665
INTERNET: crepasy@hartfordlife.com



April 8, 2002

Board of Directors
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE:   SEPARATE ACCOUNT TWO AND DC VARIABLE ACCOUNT-I
      HARTFORD LIFE INSURANCE COMPANY
      FILE NO. 33-19946

Dear Sir/Madam:

I have acted as General Counsel to Hartford Life Insurance Company (the "Company"), a Connecticut insurance company, and Hartford Life Insurance Company DC Variable Account-I and Separate Account Two (the "Accounts") in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2. The Accounts are duly authorized and validly existing separate accounts established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement for the Contracts and the Account.

Sincerely,

/s/ Christine Hayer Repasy

Christine Hayer Repasy


                          Hartford Life Insurance Companies
            Law Department, B1E, 200 Hopmeadow Street, Simsbury, CT  06089
                    Mail: P. O. Box 2999, Hartford, CT 06104-2999